Exhibit 99.1

UNITED STATES OF AMERICA
BEFORE THE
BOARD OF GOVERNORS OF THE FEDERAL RESERVE SYSTEM
WASHINGTON, D.C.

Written Agreement by and between
Docket No. 14-028-WA/RB-HC
SANTANDER HOLDINGS USA, INC.
Boston, Massachusetts

and

FEDERAL RESERVE BANK OF BOSTON
Boston, Massachusetts

WHEREAS, Santander Holdings USA, Inc., Boston, Massachusetts (“Santander Holdings”) is a registered bank holding company that owns and controls an insured depository institution in the United States (the “Subsidiary Bank”) and various nonbank subsidiaries;

WHEREAS, Santander Consumer USA Holdings Inc. and its subsidiary, Santander Consumer USA Inc., both of Dallas, Texas (collectively, “Santander Consumer”) are nonbank subsidiaries that are majority-owned by Santander Holdings;

WHEREAS, Santander Holdings submitted its first capital plan to the Federal Reserve pursuant to section 225.8 of Regulation Y of the Board of Governors of the Federal Reserve System (the “Board of Governors”) (“Regulation Y”) (12 CFR 225.8) on January 6, 2014;

WHEREAS, in a letter dated March 26, 2014 (“Objection Letter”), the Federal Reserve Bank of Boston (the “Reserve Bank”) objected to the capital plan that Santander Holdings submitted to the Federal Reserve on January 6, 2014;

WHEREAS, pursuant to section 225.8 of Regulation Y, until such time as the Federal Reserve issues a non-objection to Santander Holdings’ capital plan, Santander Holdings may only make capital distributions with respect to which the Federal Reserve has indicated in writing its non-objection;

WHEREAS, the Reserve Bank authorized Santander Holdings to make quarterly dividend payments on certain preferred stock instruments in the Objection Letter but did not authorize any other capital distributions by Santander Holdings;

WHEREAS, despite the Objection Letter, Santander Consumer declared a cash dividend on its common stock payable in the second quarter of 2014, which was not specifically authorized in advance by the Federal Reserve at the time of, or after, the issuance of the Objection Letter;

WHEREAS, due to the ownership of a portion of Santander Consumer’s shares by parties other than Santander Holdings, the declaration of the cash dividend decreased Santander Holdings’ consolidated capital and constituted a capital distribution under 12 CFR 225.8(c)(2);

WHEREAS, staff of the Reserve Bank advised Santander Holdings that the declaration of cash dividends having an impact on Santander Holdings’ consolidated capital constituted an unauthorized capital distribution under 12 CFR 225.8(c)(2);

WHEREAS, in order to mitigate this violation, on May 28, 2014, Banco Santander, S.A., Santander Holdings’ parent company, contributed $21 million to Santander Holdings;

WHEREAS, it is the common goal of Santander Holdings and the Reserve Bank to maintain the financial soundness of Santander Holdings so that Santander Holdings may serve as a source of strength to the Subsidiary Bank;

WHEREAS, Santander Holdings and the Reserve Bank have mutually agreed to enter into this Written Agreement (the “Agreement”);

WHEREAS, on September 8, 2014, the board of directors of Santander Holdings, at a duly constituted meeting, adopted a resolution authorizing and directing Roman Blanco, Chief Executive Officer, to enter into this Agreement on behalf of Santander Holdings, and consenting to compliance with each and every provision of this Agreement by Santander Holdings; and

WHEREAS, the board of directors of Santander Holdings has committed to monitor management’s compliance with this Agreement.

NOW, THEREFORE, Santander Holdings and the Reserve Bank agree as follows:

Source of Strength

1.    The board of directors of Santander Holdings shall take appropriate steps to fully utilize Santander Holdings’ financial and managerial resources, pursuant to section 38A of the Federal Deposit Insurance Act, as amended (the “FDI Act”) (12 U.S.C. § 1830o-1) and section 225.4(a) of Regulation Y of the Board of Governors (12 CFR 225.4(a)), to serve as a source of strength to the Subsidiary Bank.

Board Oversight

2.    Within 30 days of this Agreement, the board of directors of Santander Holdings shall submit to the Reserve Bank written procedures acceptable to the Reserve Bank to strengthen board oversight of management regarding planned capital distributions by Santander Holdings and any subsidiary.  The procedures shall, at a minimum, provide for the following actions to be taken prior to requesting approval of proposed dividends or capital distributions (as defined in 12 CFR 225.8(c)(2)) pursuant to the provisions of paragraph 3, below:

(a) the review by senior management of all planned capital distributions by Santander Holdings and any nonbank subsidiary that is not wholly-owned by Santander Holdings to ensure that all such capital distributions comply with the requirements of 12 CFR 225.8 and this Agreement;

(b)           a written report by senior management to the board of directors detailing the results of the review described in paragraph 2(a);

(c)   approval by the board of directors of any planned capital distributions by Santander Holdings and any nonbank subsidiary that is not wholly-owned by Santander Holdings; and

(d)            the maintenance of adequate and complete minutes of all board and committee meetings regarding planned capital distributions, approval of such minutes, and their retention for supervisory review.

Dividends and Distributions

3.                     (a)     Santander Holdings and its nonbank subsidiaries that are not wholly- owned by Santander Holdings shall not declare or pay any dividends without the prior written approval of the Reserve Bank and the Director of the Division of Banking Supervision and Regulation of the Board of Governors (the “Director”).

(b)   Santander Holdings shall take all actions necessary to ensure that any of its nonbank subsidiaries that are not wholly-owned by Santander Holdings do not declare or pay any dividends without the prior written approval of the Reserve Bank and the Director.

(c)   Santander Holdings and its nonbank subsidiaries shall not make any capital distribution as defined in 12 CFR 225.8(c)(2) without the prior written approval of the Reserve Bank and the Director.

(d)   All requests for prior approval shall be received by the Reserve Bank at least 30 days prior to the proposed dividend declaration date, proposed distribution on subordinated debentures, and required notice of deferral on trust preferred securities. All requests shall contain, at a minimum, current and projected information on Santander Holdings’ capital, earnings, and cash flow; similar information, at the Reserve Bank’s request, for Santander Holdings’ subsidiaries; and identification of the sources of funds for the proposed payment or distribution. For requests to declare or pay dividends, Santander Holdings must also demonstrate that the requested declaration or payment of dividends complies with the restrictions in 12 CFR 225.8 and is consistent with the Board of Governors’ Policy Statement on the Payment of Cash Dividends by State Member Banks and Bank Holding Companies, dated November 14, 1985 (Federal Reserve Regulatory Service, 4-877 at page 4-323).

(e)   For purposes of this Agreement, the term “subsidiary” is defined as set forth in section 2(d) of the Bank Holding Company Act (12 U.S.C. § 1841(d)) and section 225.2(d) of  Regulation Y (12 CFR 225.2(d)).

Approval and Implementation

4.                     (a)   Santander Holdings shall submit written procedures that are acceptable to the Reserve Bank within the applicable time period set forth in paragraph 2 of this Agreement.

(b)   Within 10 days of approval by the Reserve Bank, Santander Holdings shall adopt the approved procedures. Upon adoption, Santander Holdings shall implement the approved procedures and thereafter fully comply with them.

(c)   During the term of this Agreement, the approved procedures shall not be amended or rescinded without the prior written approval of the Reserve Bank.

Communications

5.     All communications regarding this Agreement shall be sent to:

(a)	Ms. Theresa J. Barry
Assistant Vice President
Federal Reserve Bank of Boston
600 Atlantic Avenue
Boston, Massachusetts 02210

(b)	Mr. Christopher K. Pfirrman
General Counsel
Mail Code: MA1-SST-05-08
Santander Holdings USA, Inc.
75 State Street
Boston, Massachusetts 02109

Miscellaneous

6.    The provisions of this Agreement shall be binding upon Santander Holdings and its institution-affiliated parties, as defined in sections 3(u) and 8(b)(3) of the FDI Act

(12 U.S.C. §§ 1813(u) and 1818(b)(3)), in their capacities as such, and their successors and assigns.

7.    Each provision of this Agreement shall remain effective and enforceable until stayed, modified, terminated, or suspended in writing by the Reserve Bank.

8.    This Agreement shall not be construed as granting relief from any requirement, condition, or commitment to which Santander Holdings is subject pursuant to 12 CFR 225.8.

9.    The provisions of this Agreement shall not bar, estop, or otherwise prevent the Board of Governors, the Reserve Bank, or any other federal or state agency from taking any other action affecting Santander Holdings, its subsidiaries, or any of their current or former institution-affiliated parties and their successors and assigns, including actions to enforce 12 CFR 225.8.

10. Pursuant to section 50 of the FDI Act (12 U.S.C. § 1831aa), this Agreement is enforceable by the Board of Governors under section 8 of the FDI Act (12 U.S.C. § 1818).

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the 15th day of September, 2014.

SANTANDER HOLDINGS USA, INC.	FEDERAL RESERVE BANK OF
BOSTON

By: /s/ Roman Blanco	By: /s/ James T. Nolan
Roman Blanco	James T. Nolan
Chief Executive Officer	Executive Vice President